UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 10, 2024

ImmunityBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 John Hopkins Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

(844) 696-5235

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IBRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Public Offering

On December 10, 2024, ImmunityBio, Inc. (the “Company”) issued a press release announcing that it intends to offer and sell, subject to market and other conditions, shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) in an underwritten public offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K, including the exhibits hereto, shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, which is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Debt Restructuring

Contingent upon the closing of the offering, Nant Capital, LLC (“Nant Capital”) and the Company have agreed to (i) convert all principal of the September 2023 $200.0 million promissory note into 103,359,173 shares, and all accrued and unpaid monthly interest under this note shall also be converted into shares of Common Stock; (ii) convert all principal of the March 2023 $30.0 million promissory note into 13,157,894 shares, and all accrued and unpaid quarterly interest under this note shall also be converted into shares of Common Stock; and (iii) to restructure the remaining outstanding notes held by Nant Capital into a consolidated $505.0 million note (the “Consolidated Note” and such transaction, the “Debt Restructuring”) due December 31, 2027, bearing interest at 3-month Term Secured Overnight Financing Rate (“SOFR”) plus 8.0% per annum. Interest is payable on the Consolidated Note quarterly in arrears. The principal amount of the Consolidated Note shall be convertible in full (and not partially) at the holder’s option, at a price per share equal to at least 150% of the public offering price in this offering (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event). The holder can request up to $50.0 million of the outstanding principal amount and accrued interest to be repaid upon consummation of a strategic partnering transaction with biopharmaceutical company. The Consolidated Note contains customary events of default and related remedies.

Limited Consent and Amendment to Revenue Interest Purchase Agreement

On December 10, 2024, in connection with the contemplated Debt Restructuring, the Company entered into a Limited Consent and Amendment to Revenue Interest Purchase Agreement (the “Amendment”) by and among the Company, the purchasers party thereto (the “Purchasers”) and Infinity SA LLC, as collateral agent and administrative agent for the Purchasers (the “Agent”), which amends that certain Revenue Interest Purchase Agreement dated as of December 29, 2023, by and among the Company, the Purchasers and the Agent (as amended, the “RIPA”).

In addition to providing Oberland’s consent to the Debt Restructuring, the Amendment amends the RIPA to, among other things, add additional conditions to the payment of certain existing indebtedness.

Company Update

Our Business

ImmunityBio is a vertically-integrated commercial stage biotechnology company developing next-generation therapies that bolster the natural immune system to defeat cancers and infectious diseases. The Company’s range of immunotherapy platforms, alone and together, act to drive and sustain an immune response with the goal of creating durable immune memory generating safe protection against disease. We are applying our science and platforms to treating cancers, including the development of potential cancer vaccines, as well as developing immunotherapies and cell therapies that we believe sharply reduce or eliminate the need for standard high-dose chemotherapy. These platforms and their associated product candidates are designed to be more effective, accessible, and easily administered than current standards of care in oncology and infectious diseases.

Our platforms and their associated product and product candidates are designed to attack cancer and infectious pathogens by activating both the innate immune system, including NK cells, dendritic cells, and macrophages, as well as the adaptive immune system comprising B and T cells, in an orchestrated manner. The goal of this potentially best-in-class approach is to generate immunogenic cell death thereby eliminating rogue cells from the body whether they are cancerous or virally-infected. Our ultimate goal is to overcome the limitations of current treatments, such as checkpoint inhibitors, by turning immunologically cold, MHC-deficient tumors hot and/or reducing reduce the need for standard high-dose chemotherapy in cancer by employing a coordinated approach to establish “immunological memory” that confers long-term benefit for the patient.

Our proprietary platforms for the development of biologic products and product candidates include: (i) antibody-cytokine fusion proteins, (ii) vaccine vectors, and (iii) cell therapies. As of September 2024, our platforms have generated nine first-in-human therapeutic agents (including one agent approved by the U.S. Food and Drug Administration (“FDA”)) that are currently, hematologic malignancies or planned to be studied in clinical trials in liquid and solid tumors. Specifically, our core clinical focus is in bladder and lung cancers with additional clinical efforts in prostate and colorectal cancers and glioblastoma multiforme (“GBM”), which are among the most frequent and lethal cancer types, and where there are high failure rates for existing standards of care or no available effective treatment.

Our lead biologic product ANKTIVA® is a novel first-in-class IL-15 agonist antibody-cytokine fusion protein. On April 22, 2024, the FDA approved our product, ANKTIVA with bacillus Calmette-Guérin (“BCG”) for the treatment of adult patients with BCG-unresponsive non-muscle invasive bladder cancer (“NMIBC”) with carcinoma in situ (“CIS”), with or without papillary tumors (the “approved product”). ANKTIVA was approved with a label indicating an immunological mechanism of action which proliferates and activates NK, CD8+ and memory T cells without the proliferation of immuno-suppressive “regulatory T cells”. We began commercial distribution of our approved product in May 2024.

Further late-stage efforts for ANKTIVA are in development within the broader bladder cancer space, including BCG-naïve NMIBC. In addition, data from multiple clinical trials suggest ANKTIVA has potential to enhance the activity of therapeutic monoclonal antibodies (“mAbs”), including checkpoint inhibitors (e.g., pembrolizumab/Keytruda), across a wide range of tumor types, including lung cancer. We believe there is potential for ANKTIVA to become a therapeutic foundation across all phases of treatment, including in adjunctive therapy, to amplify, reactivate or extend the efficacy of standard of care. In addition to ANKTIVA, we have active clinical programs evaluating therapeutic candidates from our DNA vaccine technology platforms and our NK cell-based therapy platforms in oncology and infectious disease indications. We are also exploring or pursuing several other studies of our product candidates, including in prostate cancer (ANKTIVA in combination with human adenovirus serotype 5 (“hAd5 PSA”), colon cancer (ANKTIVA in combination with hAd5 Triple Antigen (CEA, MUC1, Brachyury) (“TriAd”) and non-Hodgkin lymphoma (“NHL”) (ANKTIVA in combination with Rituximab).

Our Strategy

We seek to become a leading global immunological therapeutics company by creating next-generation immunotherapies to address serious unmet needs within urologic and other cancers as well as infectious diseases. To achieve this goal, the key elements of our strategy include:

•

advancing the commercialization of our lead IL-15 superagonist antibody-cytokine fusion protein, ANKTIVA, as an integral component of immunotherapy combinations, including those with checkpoint inhibitors and cell therapy;

•

accelerating product candidates generated from our immunotherapy platforms with registrational intent to address difficult-to-treat oncological and infectious disease indications in large market segments;

•	continuously refining our pipeline and investing in high-value discovery, development, and manufacturing capabilities for our next generation product candidates;

•

continuing to prospect, license, and acquire technologies to complement and strengthen our platforms and product candidates, both as single agent and combination therapies, in order to optimize responses of the innate and adaptive immune systems to generate cellular memory against multiple tumor types and infectious diseases and;

•	cultivating new and expanding existing collaborations for our multi-stage pipeline to reach global scale efficiently.

We believe that there are significant market opportunities for ANKTIVA in our primary areas of focus based on internal analyses and estimates from multiple public data sources:

Bladder Cancer—BCG-Unresponsive NMIBC CIS

We estimate an annual incidence of bladder cancer of approximately 80,000 to 100,000 patients in the United States (with existing prevalence of approximately three times that amount) and 485,000 outside the United States (using a conservative estimate of approximately five times the United States incidence; such estimate may be lower than actual based on various standards of care throughout the world resulting in fewer diagnoses of bladder cancer). We believe that bladder cancer affects substantially only adults. Based on an NMIBC incidence rate of 70-75% in the overall bladder cancer population, we estimate an annual incidence of approximately 68,000 patients in the United States and 340,000 outside the United States. After narrowing the patient population based on those diagnosed at high risk at an estimated 56%, we estimate an annual incidence of approximately 38,000 patients in the United States and 190,000 outside the United States. Of that population, we estimate 90% are treated with BCG and of that population, 70% are BCG-unresponsive, and 26% of the BCG-unresponsive group have CIS for an overall annual incidence of approximately 6,000 patients in the United States and approximately 30,000 patients outside the United States, or a total of 36,000 worldwide, eligible for treatment of BCG-unresponsive NMIBC with CIS, with or without papillary tumors with ANKTIVA.

Bladder Cancer—BCG-Naïve NMIBC

Using the same incident rates of bladder cancer in adults and estimates as above but narrowing it only to the patient population diagnosed at high risk (56%), we estimate an annual incidence of bladder cancer of approximately 38,000 patients in the United States and 190,000 outside the United States, or an aggregate of approximately 230,000 patients worldwide (which includes the estimated 36,000 patients noted above that would be eligible for treatment of BCG-Unresponsive NMIBC). We seek to address this patient population and are conducting a clinical trial with ANKTIVA in the BCG-naïve NMIBC setting.

Lung Cancer

We estimate an overall annual incidence of lung cancer of 235,000 patients in the United States and 1,965,000 outside the United States. Based on an incidence rate for non-small cell lung cancer (“NSCLC”) of 82.5%, 70% thereof being metastatic, 72.5% of that group treated with checkpoint inhibitors (“CPI”) and a 79% CPI-unresponsive rate, we estimate, for second-line inclusive treatments only for patients who have relapsed after achieving an initial response to checkpoint inhibitor therapy, an annual incidence of approximately 80,000 patients in the United States and 650,000 outside the United States. We seek to address this patient population and are conducting clinical trials with ANKTIVA in combination with checkpoint inhibitors.

Other Disease Areas of Focus

We are currently investigating other oncology indications in clinical trials. For example, we are investigating high-risk prostate cancer with ANKTIVA in combination with hAd5 PSA (estimated worldwide incidence of greater than 1.4 million patients), colon cancer (Lynch syndrome) with ANKTIVA in combination with hAd5 Triple Antigen (CEA, MUCI, Brachyury) (estimated worldwide incidence of greater than 1.1 million patients), and hematologic malignancies, specifically NHL, with ANKTIVA in combination with Rituximab (estimated worldwide incidence of greater than 1.3 million patients). A Phase 1 trial evaluating ANKTIVA in combination with Rituximab in patients with indolent non-Hodgkin lymphoma (“iNHL”), who had relapsed or were refractory after two lines of therapy, was published in the American Association for Cancer Research journal, Clinical Cancer Research, in 2021. The combination regimen of ANKTIVA and Rituxan was well tolerated with a single reported grade 4 adverse event and no reported grade 5 adverse events. For patients with anti-CD20 mAb sensitive disease, the overall response rate in the SQ cohort was 78% (7 of 9) with 7 of 7 (100%) responses in the subcutaneous (“SQ”) cohorts were complete remissions.

Our Pipeline

As of September 2024, our platforms have generated nine first-in-human therapeutic agents (including one FDA-approved agent) that are currently or planned to be studied in 24 clinical trials across 17 indications in liquid and solid tumors, including bladder, lung and colorectal cancers, and GBM. These indications are among the most frequent and lethal cancer types for which there are high failure rates for existing standards of care or, in some cases, no available effective treatment. We are constantly monitoring and prioritizing clinical development based upon the availability of our resources and the efficacy and market developments of our competitors’products and product candidates, among other factors.

Key Upcoming Catalysts

BCG-Unresponsive NMIBC

•

We submitted a Marketing Authorization Application (“MAA”) for the treatment of BCG-unresponsive NMIBC with CIS with or without papillary tumors with ANKTIVA to the Medicines and Healthcare products Regulatory Agency (“MHRA”) in the UK in November 2024.

•

We intend to submit to the European Medicines Agency (“EMA”) an MAA for treatment of BCG- unresponsive NMIBC with CIS with or without papillary tumors with ANKTIVA in the European Union (“EU”) in the fourth quarter of 2024, covering 30 countries, including 27 in the EU and 3 in the European Economic Area (Iceland, Norway, Liechtenstein).

•	Assuming positive approval by the MHRA and EMA, we are targeting a potential commercial launch in the UK and EU in the fourth quarter of 2025.

BCG-Naïve NMIBC

•	We expect full enrollment in late 2025 to early 2026 and a data read out from the pivotal clinical trial in the second half of 2026.

•	We are targeting a biologics license application (“BLA”) submission to the FDA in late 2026 to early 2027.

Second-Line or Greater NSCLC

•	We are organizing a Pivotal Phase 3 trial following a meeting with the FDA and expect to begin enrollment in the first quarter of 2025.

•	We expect full enrollment in early 2026 and a data read out in the second half of 2027.

•	We are targeting a BLA submission to the FDA in early 2028.

Carlson Derivative Action

On November 20, 2024, a shareholder derivative action was filed in the Delaware Court of Chancery against the Company’s Founder, Executive Chairman, Global Chief Scientific and Medical Officer and principal stockholder, Dr. Soon-Shiong, certain affiliates of Dr. Soon-Shiong, certain other members of management, and members of the Company’s board of directors (the “Board” or “Board of Directors”) who serve on the Board’s Related Party Transaction Committee, captioned Carlson v. Soon-Shiong, et al., Case No. 2024-1195-VCL. The plaintiff purports to bring the action derivatively on behalf of ImmunityBio, and ImmunityBio is a nominal defendant to the action. The plaintiff alleges that the previously disclosed September 2023 financing transactions between the Company and Dr. Soon-Shiong and his affiliates were not fair to the Company. In particular, the plaintiff alleges that the transactions were timed to benefit Dr. Soon-Shiong and his affiliates during a temporary decline in the Company’s stock price, resulting in an artificially low conversion price for certain convertible promissory notes that were among the transactions, when defendants knew the Company’s stock price would increase following the Company’s imminent resubmission of a BLA for, and the subsequent FDA approval of, ANKTIVA. The complaint alleges that defendants breached their fiduciary duties by entering into these transactions at that time and on those terms, thereby unjustly enriching Dr. Soon-Shiong and his affiliates. The derivative complaint seeks unspecified damages on behalf of the Company, corporate governance changes with respect to related-party transactions, and an award of costs and expenses to the derivative plaintiff, including attorneys’ fees.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (“SEC”), including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 12, 2024, as well as other risks set forth in our other filings with the SEC. We caution you that the forward-looking information presented in this Current Report on Form 8-K is not a guarantee of future events, and that actual events may differ materially from those described in or suggested by the forward-looking information contained in this Current Report on Form 8-K. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other similar terminology. Any forward-looking information presented herein is made only as of the date of this Current Report on Form 8-K, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated December 10, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNITYBIO, INC.

Date: December 10, 2024	By:	/s/ David Sachs
David Sachs
Chief Financial Officer